Filed Pursuant to Rule 424(h)
Registration Statement No. 333-207639-02

SUPPLEMENT DATED AS OF JUNE 8, 2016 TO PRELIMINARY PROSPECTUS DATED JUNE 2, 2016

$400,000,000

California Republic Auto Receivables Trust 2016-2

Issuer

(CIK: 0001675171)

$65,000,000 0.67000% Class A-1 Asset Backed Notes

$102,000,000 1.34% Class A-2 Asset Backed Notes

$96,000,000 1.56% Class A-3 Asset Backed Notes

$97,200,000 1.83% Class A-4 Asset Backed Notes

$27,000,000 2.52% Class B Asset Backed Notes

$12,800,000 3.51% Class C Asset Backed Notes

California Republic Funding, LLC	California Republic Bank
Depositor (CIK: 0001561326)	Sponsor, Originator and Servicer (CIK: 0001603949)

The following table is inserted at the bottom of the cover page of the prospectus:

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Asset Backed Notes	$400,000,000	100%	$400,000,000	$40,280.00

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	$14,953.89 of the registration fee for the securities offered hereby was previously paid in connection with registration statement No. 333-199204 filed on October 8, 2014. Pursuant to Rule 456(c) of the General Rules and Regulations under the Securities Act of 1933, as amended, $25,326.11 of the registration fee for the securities offered hereby has been paid as of June 13, 2016 in connection with this offering.